UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 23, 2020
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 A Street
Tacoma, WA 98402-2156
(Address of principal executive offices and zip code)
(253) 305-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, No Par Value	COLB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items to be Included in this Report

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 8.01 "Other Events."
On January 23, 2020, Columbia Banking System, Inc. issued a press release reporting its financial results for the quarter ended December 31, 2019, a quarterly cash dividend of $0.28 per share and a special dividend of $0.22 per share. The dividend will be paid on February 19, 2020 to shareholders of record at the close of business on February 5, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:
99.1 Press release dated January 23, 2020 reporting the financial results of Columbia Banking System, Inc. for the quarter and year ended December 31, 2019, a quarterly cash dividend and a special cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	January 23, 2020	/s/ CLINT E. STEIN
Clint E. Stein
President and Chief Executive Officer